UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2019

American Public Education, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-33810	01-0724376
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 W. Congress Street Charles Town, West Virginia	25414
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 304-724-3700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	APEI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD.

American Public Education, Inc. (“APEI”) announced today that its wholly owned subsidiary American Public University System, Inc. (“APUS”), is implementing changes to its tuition and tuition grants.

APUS is making the following changes for course registrations made on or after January 1, 2020:

•	The tuition for undergraduate level courses will increase by $15 per credit hour to $285 per credit hour.

•	The tuition for master’s level courses will increase by $20 per credit hour to $370 per credit hour.

•	The technology fee will increase from $50 to $65 per class.

These tuition increases will be the first increases at APUS since July 1, 2015, and are intended to help support increased investments in academic learning and student operations.

To support APUS’s U.S. active duty military students utilizing Department of Defense tuition assistance programs, APUS will increase the tuition grant for those undergraduate service members and their spouses and dependents from $20 to $35 per credit hour to keep the net cost at $250 per credit hour, and increase the tuition grant for those master’s level students from $25 to $120 to reduce the cost from $325 per credit hour to $250 per credit hour. As a result, both undergraduate and master’s level course tuition will be $250 per credit hour for U.S. active duty service members, their spouses and dependents. APUS also intends to extend its book grants to active-duty military students at the master’s level. As a result of the changes being announced today, U.S. active duty military members will be able to pursue an undergraduate or master’s level program at APUS without incurring education-related debt or out-of-pocket expense from APUS.

APUS also announced that the existing tuition grant for veterans will expire at the end of 2019. However, veterans who qualify for 100% of their Post-9/11 GI Bill benefits are expected to continue to have no out-of-pocket expenses. Those veterans who do not qualify for 100% may experience a small increase in out-of-pocket costs, but because APUS is a “Yellow Ribbon” university, many are expected to have access to additional funding resources.

APEI estimates that the APUS tuition grants for military students will apply to approximately 60% of APUS’s total net course registrations for course registrations made on or after January 1, 2020. However, APEI is not estimating the expected quantitative impact of any of the changes discussed above, including the increased costs expected to be incurred due to a larger tuition grant to military students at the master’s level, increased investment in academic learning and student operations and the extension of the book grant.

Forward Looking Statements

Statements made in this current report regarding American Public Education, Inc., or its subsidiaries, that are not historical facts are forward-looking statements based on current expectations, assumptions, estimates and projections about American Public Education, Inc., its subsidiaries and the industry. These forward-looking statements are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements. Forward-looking statements can be identified by words such as “expect,” “intend,” “will,” “continue,” “future” and “should.” These forward-looking statements include, without limitation, statements regarding the implementation of tuition changes, the changes to tuition and book grants, the availability of various sources of funding, the expected out-of-pockets costs for students, and the number of registrations from military students. Actual results could differ materially from those expressed or implied by these forward-looking statements as a result of various factors, including student responses to the tuition and grant changes, any changes in tuition assistance programs, and the various risks described in the “Risk Factors” section and elsewhere in APEI’s Annual Report on Form 10-K for the year ended December 31, 2018, Quarterly Report on Form 10-Q for the period ended June 30, 2019, and other filings with the SEC. APEI undertakes no obligation to update publicly any forward-looking statements for any reason, unless required by law, even if new information becomes available or other events occur in the future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Public Education, Inc.

	By:	/s/ Richard W. Sunderland, Jr.
Richard W. Sunderland, Jr.
Executive Vice President and Chief Financial Officer

Date: October 18, 2019